UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2015

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(978) 630-1800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On October 19, 2015, we entered into agreements with accredited investors for the sale and purchase of 1,044,776 shares of our common stock, $0.01 par value at a purchase price of $0.67 per share. We received $700,000 in gross proceeds from the offering. We intend to use the net proceeds from this placement for general working capital purposes.

In conjunction with the placement, we also entered into a registration rights agreement with the investors, whereby we are obligated to file a registration statement with the Securities Exchange Commission on or before 90 calendar days after October 19, 2015 to register the resale by the investors of the 1,044,776 shares of our common stock purchased in the placement.

In conjunction with the offering, certain anti-dilution provisions of the warrants issued in conjunction with our June 25, 2008 and September 28, 2012 financing transactions were triggered. As a result, the number of existing June 25, 2008 warrants increased from 493,398 to 517,222 and the related exercise price of the warrants decreased from $1.03 to $0.98 per share. Also, as a result of the offering, the number of existing September 28, 2012 warrants increased from 2,189,724 to 2,288,187 and 217,322 to 223,793, respectively, and the related exercise price decreased from $1.11 to $1.06 and from $0.85 to $0.83, respectively.

The description of the private placement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of the Purchase Agreement by and among us and the investors, dated October 19, 2015, and the Form of Registration Rights Agreement by and among us and the investors, dated October 19, 2015, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The issuance of the shares of common stock was exempt from registration pursuant to the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, inasmuch as it was not a public offering since no general solicitation or advertising of any kind was used in connection with the issuance and there was only a limited number of recipients or the recipients were knowledgeable accredited investors who understand the investment risks. Accordingly, the shares issued as part of the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered, the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management.  These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Purchase Agreement, by and among Precision Optics Corporation, Inc. and several Investors, dated October 19, 2015

10.2	Form of Registration Rights Agreement, by and among Precision Optics Corporation, Inc. and several Investors, dated October 19, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Optics Corporation, Inc.
(Registrant)

Date	October 23, 2015

/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: Chief Executive Officer

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